Exhibit 99.1

Olema Oncology Appoints Prakash Raman, Ph.D., to Board of Directors

SAN FRANCISCO, April 29, 2026 (GlobeNewswire) – Olema Pharmaceuticals, Inc. (“Olema” or “Olema Oncology”, Nasdaq: OLMA), a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of targeted therapies for breast cancer and beyond, today announced the appointment of Prakash Raman, Ph.D., to its Board of Directors.

“We are excited to welcome Prakash to Olema’s Board of Directors at this important time for the Company as we advance our lead program, palazestrant, through two Phase 3 trials and earlier-stage combination studies, and progress OP-3136, our potential best-in-class KAT6 inhibitor,” said Sean P. Bohen, M.D., Ph.D., President and Chief Executive Officer of Olema Oncology. “His extensive experience across business development, portfolio strategy, and management will be integral as we prepare for pivotal data from OPERA-01 this fall and continue our transformation into a fully integrated oncology company.”

Dr. Raman brings over two decades of executive leadership and business development expertise in the biopharmaceutical industry to Olema. He currently serves as Chief Executive Officer of InduPro Therapeutics, a company developing protein therapeutics in oncology and immunology. Prior to this, he was President and Chief Executive Officer of Ribon Therapeutics, a biotechnology company focused on first-in-class small molecule drugs for oncology and immunology. Previously, he served as Senior Partner, Chief Business Development Officer at Flagship Pioneering. This followed nearly 14 years at Novartis where Dr. Raman held roles of increasing responsibility, most recently as Vice President, Global Head of Novartis Institutes for Biomedical Research (NIBR) Business Development and Licensing. While at NIBR, he played a key role in forging strategic collaborations in immuno-oncology and guiding acquisitions, including Advanced Accelerator Applications, Endocyte, IFM Tre, and Selexys, among others. Earlier in his career, Dr. Raman served as a Senior Scientist at Millennium Pharmaceuticals and as a postdoctoral fellow at The Scripps Research Institute. Dr. Raman has served as a member of the Board of Directors of Black Diamond Therapeutics since April 2024. He received his Ph.D. in Organic and Medicinal Chemistry from the University of Wisconsin–Madison and completed his undergraduate studies and a master’s degree in Organic Chemistry at the Indian Institute of Technology, Bombay.

“I am honored to join Olema’s Board of Directors at this exciting stage in the Company’s evolution,” said Dr. Raman. “I look forward to working with both the Board and members of the Executive Committee to support the advancement of palazestrant and OP-3136, two innovative therapies with the potential to redefine the metastatic breast cancer treatment paradigm and help people living with breast cancer and beyond feel better, longer.”

“On behalf of the Board of Directors, I am pleased to welcome Prakash to the team,” said Ian Clark, Chairman of Olema’s Board of Directors. “His deep experience across the biopharmaceutical industry will be invaluable as Olema advances its programs and prepares for its next phase of growth.”

About Olema Oncology

Olema Oncology is a clinical-stage biopharmaceutical company committed to transforming the standard of care and improving outcomes for patients living with breast cancer and beyond. Olema is advancing a pipeline of novel therapies by leveraging our deep understanding of endocrine-driven cancers, nuclear receptors, and mechanisms of acquired resistance. Our lead product candidate, palazestrant (OP-1250), is a proprietary, orally available complete estrogen receptor antagonist (CERAN) and a selective estrogen receptor degrader (SERD), currently in two Phase 3 clinical trials. In addition, Olema is developing OP-3136, a potent lysine acetyltransferase 6 (KAT6) inhibitor, now in a Phase 1 clinical study. Olema is headquartered in San Francisco and has operations in Cambridge, Massachusetts. For more information, please visit www.olema.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “could,” “expect,” “goal,” “intend,” “may,” “on track,” “potential,” “upcoming,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements include those related to the advancement of Olema’s product candidates, including palazestrant and OP-3136; the progress and timing of Olema’s clinical trials, including the two Phase 3 trials; the expected timing of pivotal data readouts, including from OPERA-01; the potential of OP-3136 to be a best-in-class KAT6 inhibitor; Olema’s plans to evolve into a fully integrated oncology company; the anticipated contributions of new members of the Board of Directors and executive leadership; and the potential of palazestrant and OP-3136, alone or in combination, to provide therapeutic benefit, improve patient outcomes, or redefine the metastatic breast cancer treatment paradigm. Because such statements deal with future events and are based on Olema’s current expectations, they are subject to various risks and uncertainties, and actual results, performance, or achievements of Olema could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, those discussed in the section titled “Risk Factors” in Olema’s Annual Report on Form 10-K for the year ended December 31, 2025, and future filings and reports that Olema makes from time to time with the U.S. Securities and Exchange Commission. Except as required by law, Olema assumes no obligation to update these forward-looking statements, including in the event that actual results differ materially from those anticipated in the forward-looking statements.

Media and Investor Relations Contact
Courtney O’Konek
Vice President, Corporate Communications
Olema Oncology
media@olema.com